NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER RESULTS

OLNEY, MARYLAND, April 22, 2010 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced a net loss available to common stockholders for the first quarter of 2010 of $0.7 million (($0.04) per diluted share) compared to net income available to common stockholders of $1.0 million ($0.06 per diluted share) for the first quarter of 2009 and a net loss available to common stockholders of $4.4 million (($0.27) per diluted share) for the fourth quarter of 2009. The first quarter of 2010 included a provision for loan and lease losses of $15.0 million.

“Our cautious optimism was further confirmed by our first quarter results. As we continued to aggressively address and resolve our problem credits,  we concurrently executed well on fundamentals such as sound expense control and continued improvement in our net interest margin, all of which were strong drivers of our results for the quarter. This was particularly satisfying considering the decline in loan balances compared to the prior year due to weak customer demand and our prudent application of conservative underwriting standards,” said Daniel J. Schrider, president and chief executive officer.”

“The loan-loss provision declined for the second quarter in a row, largely due to a reduced level of net charge-offs and a stabilizing level of non-performing loans. These encouraging developments are mainly related to our residential real estate development portfolio, where the majority of problem loans are concentrated,” said Schrider.

“We are extremely pleased with the market reception to our recent common stock offering, which was substantially over subscribed and resulted in net proceeds of $95.6 million. Repayment of TARP remains one of our highest corporate priorities for the proceeds of this offering,” said Schrider.

First Quarter Highlights:

•	The Company issued 7.475 million shares of common stock in a public offering during the first quarter. The offering resulted in net proceeds after expenses of $95.6 million.

•	The provision for loan and lease losses totaled $15.0 million for the quarter compared to $10.6 million for the first quarter of 2009 and $21.1 million for the fourth quarter of 2009.

•	The net interest margin was 3.56% for the first quarter compared to 3.39% for the first quarter of 2009 and 3.40% for the fourth quarter of 2009.

•	Non-interest expenses increased 4% for the quarter compared to the first quarter of 2009 and were relatively even with the fourth quarter of 2009.

Review of Balance Sheet and Credit Quality

Comparing March 31, 2010 balances to March 31, 2009, total assets increased 4% to $3.7 billion. Total loans and leases decreased 8% to $2.3 billion compared to the prior year. This decrease in loans was attributable to declines in all major categories of the loan portfolio due to conservative underwriting standards and a lack of loan demand as a result of soft regional economic conditions. Total loans decreased 2% compared to the fourth quarter of 2009.

Customer funding sources, which include deposits and other short-term borrowings from core customers, increased 3% to $2.7 billion at March 31, 2010 compared to the prior year. The increase over the prior year was due primarily to growth resulting from the Company’s Premier Money Market account as well as growth in noninterest-bearing deposits. Total deposits decreased 1% compared to the fourth quarter of 2009.

Stockholders’ equity totaled $471.9 million at March 31, 2010, and represented 12.9% of total assets, compared to 11.2% at March 31, 2009.  At March 31, 2010 the Company had a total risk-based capital ratio of 17.04%, a tier 1 risk-based capital ratio of 15.77% and a tier 1 leverage ratio of 12.01% which were all above amounts needed in order to be categorized as “well capitalized” for regulatory purposes. The Company’s regulatory capital ratios include the proceeds of its recent public offering.

The provision for loan and lease losses totaled $15.0 million for the first quarter of 2010 compared to $10.6 million for the first quarter of 2009 and $21.1 million for the fourth quarter of 2009. The increase over the prior year quarter was primarily due to charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio. The decrease compared to the fourth quarter of 2009 was also largely due to a decline in net charge-offs.

Loan charge-offs, net of recoveries totaled $10.0 million for the first quarter of 2010 compared to net charge-offs of $1.3 million for the first quarter of 2009 and net charge-offs of $19.5 million for the fourth quarter of 2009. The allowance for loan and lease losses represented 3.08% of outstanding loans and leases and 51% of non-performing loans at March 31, 2010 compared to 2.43% of outstanding loans and leases and 50% of non-performing loans at March 31, 2009 and 2.81% of outstanding loans and leases and 48% of non-performing loans at December 31, 2009. Non-performing loans includes loans 90 days or more past due which are still accruing interest.

Non-performing assets totaled $143.3 million at March 31, 2010 compared to $125.8 million at March 31, 2009 and $141.2 million at December 31, 2009. The increase over the prior year was due primarily to an increase in delinquencies in the residential mortgage portfolio.

Income Statement Review

Comparing the first quarter of 2010 and 2009, net interest income increased by $3.1 million, or 13%. This increase was due to the decline in rates paid on deposits and borrowings together with a higher level of interest earning assets.

Non-interest income decreased 5% to $11.3 million in the first quarter of 2010 as compared to $12.0 million in the first quarter of 2009. This decrease was due primarily to other non-interest income which decreased $0.3 million or 16% compared to the first quarter of 2009 due largely to lower accrued gains on mortgage commitments which was somewhat offset by higher mark-to-market adjustments on commercial loan swaps. In addition, gains on sales of mortgage loans decreased $0.4 million or 40% due to lower mortgage loan origination volumes while service charges on deposit accounts declined $0.2 million or 8% due to lower overdraft fees. Trust and investment fees increased $0.2 million or 7% due to growth in assets under management and Visa check charges increased $0.1 million or 16% due to higher volumes of electronic transactions.

Non-interest expenses were $25.3 million in the first quarter of 2010 compared to $24.3 million in the first quarter of 2009, an increase of $1.0 million or 4%. Salaries and benefits expenses remained relatively flat for the quarter. Outside data services increased $0.3 million or 39% compared to the prior year period due primarily to costs associated with the issuance of new Visa debit cards while FDIC insurance expense increased $0.2 million or 19% due to higher deposit balances and increased assessment rates. Other non-interest expenses increased $0.8 million or 24% due primarily to higher mark-to-market adjustments associated with commercial loan swaps and other real estate owned expenses.

Conference Call

The Company’s management will host a conference call to discuss its first quarter and full year results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-380-5664. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) May 22, 2010.  A telephone voice replay will also be available during that same time period at 800-642-1687.  Please use pass code #68368535 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.7 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:    DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site:  www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2009, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended
	March 31,		%
(Dollars in thousands, except per share data)	2010	2009	Change
Results of Operations:
Net interest income	$28,159	$25,025	13%
Provision for loan and lease losses	15,025	10,613	42
Non-interest income	11,340	11,974	(5)
Non-interest expenses	25,306	24,250	4
Income (loss) before income taxes	(832)	2,136	(139)
Net income	501	2,217	(77)
Net income (loss) available to common stockholders	$(699)	$1,017	(169)

Return on average assets (1)	(0.08)%	0.12%
Return on average common equity (1)	(0.92)%	1.32%
Net interest margin	3.56%	3.39%
Efficiency ratio - GAAP (3)	64.07%	65.54%
Efficiency ratio - Non-GAAP (3)	61.56%	61.29%

Per share data:
Basic net income	$0.03	$0.14	(79)%
Basic net income (loss) per common share	(0.04)	0.06	(167)
Diluted net income	0.03	0.13	(77)
Diluted net income (loss) per common share	(0.04)	0.06	(167)
Dividends declared per common share	0.01	0.12	(92)
Book value per common share	16.33	19.06	(14)
Average fully diluted shares	17,243,415	16,433,788

Financial Condition at period-end:
Assets	$3,673,246	$3,519,432	4%
Total loans and leases	2,256,657	2,461,845	(8)
Investment securities	985,966	661,169	49
Deposits	2,653,448	2,553,912	4
Stockholders' equity	471,857	392,522	20

Capital ratios:
Tier 1 leverage	12.01%	10.52%
Tier 1 capital to risk-weighted assets	15.77%	12.00%
Total regulatory capital to risk-weighted assets	17.04%	13.26%
Tangible common equity to tangible assets (4)	8.53%	6.74%
Average equity to average assets	10.78%	11.60%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	3.08%	2.43%
Nonperforming loans to total loans	6.05%	4.90%
Nonperforming assets to total assets	3.90%	3.57%
Annualized net charge-offs to average loans and leases (2)	1.78%	0.22%

(1)	Calculation utilizes net income available to common stockholders.
(2)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.
(3)
The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization and the goodwill impairment loss from non-interest expenses; excludes securities gains (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

(4)
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE

	Three Months Ended
	March 31,
(Dollars in thousands)	2010	2009
GAAP efficiency ratio:
Non-interest expenses	$25,306	$24,250
Net interest income plus non-interest income	$39,499	$36,999

Efficiency ratio–GAAP	64.07%	65.54%

Non-GAAP efficiency ratio:
Non-interest expenses	$25,306	$24,250
Less non-GAAP adjustment:
Amortization of intangible assets	496	1,055
Non-interest expenses as adjusted	$24,810	$23,195

Net interest income plus non-interest income	$39,499	$36,999
Plus non-GAAP adjustment:
Tax-equivalent income	1,008	1,009
Less non-GAAP adjustments:
Securities gains	203	162
Net interest income plus non-interest income - as adjusted	$40,304	$37,846

Efficiency ratio–Non-GAAP	61.56%	61.29%

Tangible common equity ratio:
Total stockholders' equity	$471,857	$392,522
Accumulated other comprehensive (income) loss	(477)	6,466
Goodwill	(76,816)	(76,816)
Other intangible assets, net	(8,042)	(11,128)
Preferred stock	(80,257)	(79,601)
Tangible common equity	$306,265	$231,443

Total assets	$3,673,246	$3,519,432
Goodwill	(76,816)	(76,816)
Other intangible assets, net	(8,042)	(11,128)
Tangible assets	$3,588,388	$3,431,488

Tangible common equity ratio	8.53%	6.74%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

	March 31,	December 31,	March 31,
(Dollars in thousands)	2010	2009	2009
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$39,405	$49,430	$46,380
Federal funds sold	1,543	1,863	392
Interest-bearing deposits with banks	148,059	8,503	126,286
Cash and cash equivalents	189,007	59,796	173,058
Residential mortgage loans held for sale (at fair value)	8,937	12,498	14,515
Investments available-for-sale (at fair value)	832,259	858,433	472,161
Investments held-to-maturity — fair value of $124,265, $137,787 and $163,009 at March 31, 2010, December 31, 2009 and March 31, 2009, respectively	119,376	132,593	156,877
Other equity securities	34,331	32,773	32,131
Total loans and leases	2,256,657	2,298,010	2,461,845
Less: allowance for loan and lease losses	(69,575)	(64,559)	(59,798)
Net loans and leases	2,187,082	2,233,451	2,402,047
Premises and equipment, net	48,780	49,606	50,981
Other real estate owned	6,796	7,464	5,093
Accrued interest receivable	13,220	13,653	11,937
Goodwill	76,816	76,816	76,816
Other intangible assets, net	8,042	8,537	11,128
Other assets	148,600	144,858	112,688
Total assets	$3,673,246	$3,630,478	$3,519,432

Liabilities
Noninterest-bearing deposits	$560,027	$540,578	$545,540
Interest-bearing deposits	2,093,421	2,156,264	2,008,372
Total deposits	2,653,448	2,696,842	2,553,912
Securites sold under retail repurchase agreements and federal funds purchased	78,416	89,062	91,928
Advances from FHLB	411,341	411,584	412,312
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	23,184	24,404	33,758
Total liabilities	3,201,389	3,256,892	3,126,910

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized, issued and outstanding 83,094, net of discount of $2,837, $2,999 and $3,493 at March 31, 2010, December 31, 2009 and March 31, 2009, respectively	80,257	80,095	79,601
Common stock — par value $1.00; shares authorized 49,916,906; shares issues and outstanding 23,985,149, 16,487,852 and 16,414,523 at March 31, 2010, December 31, 2009 and March 31, 2009, respectively	23,985	16,488	16,415
Warrants	3,699	3,699	3,699
Additional paid in capital	175,684	87,334	85,820
Retained earnings	187,755	188,622	213,453
Accumulated other comprehensive income (loss)	477	(2,652)	(6,466)
Total stockholders' equity	471,857	373,586	392,522
Total liabilities and stockholders' equity	$3,673,246	$3,630,478	$3,519,432

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2010	2009
Interest Income:
Interest and fees on loans and leases	$29,374	$33,233
Interest on loans held for sale	81	280
Interest on deposits with banks	34	46
Interest and dividends on securities:
Taxable	6,006	3,195
Exempt from federal income taxes	1,864	1,972
Interest on federal funds sold	1	2
Total interest income	37,360	38,728
Interest Expense:
Interest on deposits	5,290	9,454
Interest on retail repurchase agreements and federal funds purchased	72	62
Interest on advances from FHLB	3,620	3,631
Interest on subordinated debt	219	556
Total interest expense	9,201	13,703
Net interest income	28,159	25,025
Provision for loan and lease losses	15,025	10,613
Net interest income after provision for loan and lease losses	13,134	14,412
Non-interest Income:
Securities gains	203	162
Service charges on deposit accounts	2,626	2,863
Gains on sales of mortgage loans	609	1,022
Fees on sales of investment products	741	700
Trust and investment management fees	2,449	2,287
Insurance agency commissions	1,989	2,050
Income from bank owned life insurance	693	711
Visa check fees	740	638
Other income	1,290	1,541
Total non-interest income	11,340	11,974
Non-interest Expenses:
Salaries and employee benefits	13,371	13,204
Occupancy expense of premises	3,090	2,775
Equipment expenses	1,214	1,514
Marketing	516	420
Outside data services	1,123	806
FDIC insurance	1,141	959
Amortization of intangible assets	496	1,055
Other expenses	4,355	3,517
Total non-interest expenses	25,306	24,250
Income (loss) before income taxes	(832)	2,136
Income tax benefit	(1,333)	(81)
Net income	$501	$2,217
Preferred stock dividends and discount accretion	1,200	1,200
Net income (loss) available to common stockholders	$(699)	$1,017

Net Income Per Share Amounts:
Basic net income per share	$0.03	$0.14
Basic net income (loss) per common share	(0.04)	0.06
Diluted net income per share	$0.03	$0.13
Diluted net income (loss) per common share	(0.04)	0.06
Dividends declared per common share	$0.01	$0.12

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010	2009
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$38,368	$40,025	$40,516	$39,791	$39,737
Interest expense	9,201	10,816	12,783	14,220	13,703
Tax-equivalent net interest income	29,167	29,209	27,733	25,571	26,034
Tax-equivalent adjustment	1,008	1,376	1,331	1,123	1,009
Provision for loan and lease losses	15,025	21,084	34,450	10,615	10,613
Non-interest income	11,340	11,575	10,662	11,030	11,974
Non-interest expenses	25,306	25,364	26,567	26,858	24,250
Income (loss) before income taxes	(832)	(7,040)	(23,953)	(1,995)	2,136
Income tax expense (benefit)	(1,333)	(3,822)	(10,379)	(1,715)	(81)
Net Income (loss)	501	(3,218)	(13,574)	(280)	2,217
Net Income (loss) available to common stockholders	$(699)	$(4,421)	$(14,779)	$(1,482)	$1,017
Financial ratios:
Return on average assets	(0.08)%	(0.48)%	(1.62)%	(0.17)%	0.12%
Return on average common equity	(0.92)%	(4.66)%	(19.01)%	(1.90)%	1.32%
Net interest margin	3.56%	3.40%	3.27%	3.11%	3.39%
Efficiency ratio - GAAP (1)	64.07%	64.36%	71.68%	75.70%	65.54%
Efficiency ratio - Non-GAAP (1)	61.56%	61.29%	66.49%	70.58%	61.29%
Per share data:
Basic net income (loss) per share	$0.03	$(0.20)	$(0.83)	$(0.02)	$0.14
Basic net income (loss) per common share	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Diluted net income (loss) per share	0.03	(0.20)	(0.83)	(0.02)	0.13
Diluted net income (loss) per common share	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Dividends declared per common share	0.01	0.01	0.12	0.12	0.12
Book value per common share	16.33	17.80	18.25	18.92	19.06
Average fully diluted shares	17,243,415	16,477,925	16,496,480	16,444,252	16,433,788
Non-interest income:
Securities gains	$203	$211	$15	$30	$162
Service charges on deposit accounts	2,626	2,896	2,823	2,851	2,863
Gains on sales of mortgage loans	609	434	1,011	786	1,022
Fees on sales of investment products	741	761	740	622	700
Trust and investment management fees	2,449	2,358	2,406	2,370	2,287
Insurance agency commissions	1,989	1,098	1,048	1,040	2,050
Income from bank owned life insurance	693	730	740	725	711
Visa check fees	740	776	758	748	638
Other income	1,290	2,311	1,121	1,858	1,541
Total non-interest income	$11,340	$11,575	$10,662	$11,030	$11,974
Non-interest expense:
Salaries and employee benefits	$13,371	$13,141	$14,411	$13,704	$13,204
Occupancy expense of premises	3,090	2,702	2,685	2,548	2,775
Equipment expenses	1,214	1,359	1,444	1,374	1,514
Marketing	516	777	484	485	420
Outside data services	1,123	967	987	961	806
FDIC insurance	1,141	1,124	1,219	2,790	959
Amortization of intangible assets	496	496	1,048	1,047	1,055
Goodwill impairment loss	-	-	-	-	-
Other expenses	4,355	4,798	4,289	3,949	3,517
Total non-interest expense	$25,306	$25,364	$26,567	$26,858	$24,250

(1)
The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization and the goodwill impairment loss; excludes securities gains (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010	2009
(Dollars in thousands)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$460,129	$457,414	$455,312	$450,500	$461,359
Residential construction loans	83,902	92,283	115,258	138,923	163,861
Commercial mortgage loans	882,040	894,951	873,438	862,315	859,882
Commercial construction loans	130,064	131,789	174,052	199,278	222,805
Commercial loans and leases	302,995	321,924	314,599	333,025	342,870
Consumer loans	397,527	399,649	401,623	405,348	411,068
Total loans and leases	2,256,657	2,298,010	2,334,282	2,389,389	2,461,845
Less: allowance for loan and lease losses	(69,575)	(64,559)	(62,937)	(58,317)	(59,798)
Net loans and leases	2,187,082	2,233,451	2,271,345	2,331,072	2,402,047
Goodwill	76,816	76,816	76,816	76,816	76,816
Other intangible assets, net	8,042	8,537	9,033	10,080	11,128
Total assets	3,673,246	3,630,478	3,632,391	3,617,497	3,519,432
Total deposits	2,653,448	2,696,842	2,683,487	2,650,845	2,553,912
Customer repurchase agreements	78,416	74,062	84,138	98,827	91,928
Total stockholders' equity	471,857	373,586	380,571	391,262	392,522
Quarterly average balance sheets:
Residential mortgage loans	$462,803	$464,737	$460,772	$477,955	$481,721
Residential construction loans	89,732	106,115	123,892	150,914	176,811
Commercial mortgage loans	891,722	877,419	871,831	862,658	854,402
Commercial construction loans	131,265	165,784	191,021	216,897	224,229
Commercial loans and leases	317,492	312,547	327,569	341,039	359,820
Consumer loans	398,233	401,164	401,930	408,200	408,843
Total loans and leases	2,291,247	2,327,766	2,377,015	2,457,663	2,505,826
Securities	970,681	1,026,179	956,350	772,878	536,981
Total earning assets	3,318,070	3,409,867	3,370,823	3,298,923	3,117,590
Total assets	3,591,786	3,672,382	3,627,617	3,549,185	3,375,715
Total interest-bearing liabilities	2,653,187	2,709,152	2,671,944	2,595,303	2,471,762
Noninterest-bearing demand deposits	524,313	549,347	532,462	527,713	476,361
Total deposits	2,640,853	2,718,882	2,661,108	2,581,837	2,431,471
Customer repurchase agreements	81,622	92,471	95,310	93,980	69,212
Total stockholders' equity	387,099	380,534	391,571	393,201	391,673
Capital and credit quality measures:
Average equity to average assets	10.78%	10.36%	10.79%	11.08%	11.60%
Allowance for loan and lease losses to loans and leases	3.08%	2.81%	2.70%	2.44%	2.43%
Non-performing loans to total loans	6.05%	5.82%	6.14%	5.84%	4.90%
Non-performing assets to total assets	3.90%	3.89%	4.14%	4.05%	3.57%
Annualized net charge-offs (recoveries) to average loans and leases (1)	1.78%	3.34%	5.00%	1.97%	0.22%
Net charge-offs (recoveries)	$10,009	$19,462	$29,831	$12,095	$1,341
Non-performing assets:
Non-accrual loans and leases	$110,719	$111,180	$127,473	$123,117	$110,761
Loans and leases 90 days past due	25,085	19,001	15,491	16,004	9,545
Restructured loans and leases	682	3,549	395	395	395
Other real estate owned, net	6,796	7,464	6,873	6,829	5,094
Total non-performing assets	$143,282	$141,194	$150,232	$146,345	$125,795

(1) Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Three Months Ended March 31,
		2010			2009
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$462,803	$6,479	5.60%	$481,721	$7,185	5.97%
Residential construction loans	89,732	1,094	4.94	176,811	2,372	5.44
Commercial mortgage loans	891,722	13,232	6.02	854,402	13,266	6.30
Commercial construction loans	131,265	821	2.54	224,229	1,821	3.29
Commercial loans and leases	317,492	4,002	5.10	359,820	4,845	5.45
Consumer loans	398,233	3,827	3.90	408,843	4,024	3.99
Total loans and leases (2)	2,291,247	29,455	5.20	2,505,826	33,513	5.41
Taxable securities	802,150	6,221	3.10	369,009	3,335	3.61
Tax-exempt securities (4)	168,531	2,657	6.82	167,972	2,841	7.21
Interest-bearing deposits with banks	54,416	34	0.26	71,571	46	0.26
Federal funds sold	1,726	1	0.14	3,212	2	0.24
Total interest-earning assets	3,318,070	38,368	4.69	3,117,590	39,737	5.17

Less: allowance for loan and lease losses	(67,195)			(53,416)
Cash and due from banks	45,036			47,024
Premises and equipment, net	49,344			51,408
Other assets	246,531			213,109
Total assets	$3,591,786			$3,375,715

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$274,122	84	0.12%	$242,799	121	0.20%
Regular savings deposits	157,997	36	0.09	147,537	55	0.15
Money market savings deposits	909,597	1,573	0.70	713,295	2,416	1.37
Time deposits	774,824	3,597	1.88	851,479	6,862	3.27
Total interest-bearing deposits	2,116,540	5,290	1.01	1,955,110	9,454	1.96
Other borrowings	90,179	72	0.33	69,213	62	0.36
Advances from FHLB	411,468	3,620	3.57	412,439	3,631	3.57
Subordinated debentures	35,000	219	2.50	35,000	556	6.35
Total interest-bearing liabilities	2,653,187	9,201	1.41	2,471,762	13,703	2.25

Noninterest-bearing demand deposits	524,313			476,361
Other liabilities	27,187			35,917
Stockholders' equity	387,099			391,675
Total liabilities and stockholders' equity	$3,591,786			$3,375,715

Net interest income and spread		$29,167	3.28%		$26,034	2.92%
Less: tax-equivalent adjustment		1,008			1,009
Net interest income		$28,159			$25,025

Interest income/earning assets			4.69%			5.17%
Interest expense/earning assets			1.13			1.78
Net interest margin			3.56%			3.39%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2010 and  2009. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.0 million and $1.0 million in 2010 and 2009, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.